Exhibit 99.1

ToughBuilt Industries Announces $20 Million Private Placement Priced at a Premium to Market under Nasdaq Rules

Lake Forest, Calif., July 25, 2022 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) (NASDAQ: TBLT; TBLTW), today announced that it has entered into definitive agreements with institutional investors for the issuance and sale of 4,000,000 shares of common stock (or pre-funded warrants in lieu thereof) and preferred investment options to purchase up to 8,000,000 shares of common stock at an offering price of $5.00 per share (or pre-funded warrant) and accompanying preferred investment options, in a private placement priced at a premium to market under Nasdaq rules. Each share of common stock (or pre-funded warrant) was sold in the offering together with a series A preferred investment option to purchase one share of common stock that is exercisable immediately for a term of three years at an exercise price of $5.00 per share and a series B preferred investment option to purchase one share of common stock that is exercisable immediately for a term of two years at an exercise price of $5.00 per share. The private placement is expected to close on or about July 27, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $20 million, before deducting the placement agent’s fees and other offering expenses payable by ToughBuilt.  The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital.

The securities offered in the private placement and described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act") and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the securities sold in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently, we are focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from private placement and statements concerning the anticipated consummation of the private placement and satisfaction of customary closing conditions and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets, (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in the industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, (xiv) our satisfaction of the closing conditions in the private placement and our use of the net proceeds therefrom, and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

ToughBuilt@KCSA.com